EXHIBIT 99.3 – Supplemental, Unaudited Financial Information

AVAILABLE-FOR-SALE SECURITIES	March 31, 2015		December 31, 2014
(In Thousands)	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value

Obligations of U.S. Government agencies	$27,205	$27,025	$27,221	$26,676
Obligations of states and political subdivisions:
Tax-exempt	117,378	122,502	120,086	124,839
Taxable	36,861	37,417	33,637	33,878
Mortgage-backed securities	90,130	92,088	82,479	83,903
Collateralized mortgage obligations,
Issued by U.S. Government agencies	238,794	240,077	239,620	238,823
Other collateralized debt obligations	34	34	34	34
Total debt securities	510,402	519,143	503,077	508,153
Marketable equity securities	5,636	8,671	5,605	8,654
Total	$516,038	$527,814	$508,682	$516,807

Summary of Loans by Type
(Excludes Loans Held for Sale)
(In Thousands)	March 31,	Dec. 31,	March 31,
	2015	2014	2014
Residential mortgage:
Residential mortgage loans - first liens	$291,612	$291,882	$295,869
Residential mortgage loans - junior liens	20,896	21,166	23,048
Home equity lines of credit	37,049	36,629	34,755
1-4 Family residential construction	16,217	16,739	12,635
Total residential mortgage	365,774	366,416	366,307
Commercial:
Commercial loans secured by real estate	140,851	145,878	146,569
Commercial and industrial	51,563	50,157	40,477
Political subdivisions	19,479	17,534	10,436
Commercial construction and land	7,249	6,938	14,692
Loans secured by farmland	7,789	7,916	8,602
Multi-family (5 or more) residential	8,673	8,917	10,906
Agricultural loans	3,158	3,221	3,159
Other commercial loans	13,187	13,334	14,343
Total commercial	251,949	253,895	249,184
Consumer	10,622	10,234	10,327
Total	628,345	630,545	625,818
Less: allowance for loan losses	(7,134)	(7,336)	(8,343)
Loans, net	$621,211	$623,209	$617,475

Loans Held for Sale
(In Thousands)	March 31,	Dec. 31,	March 31,
	2015	2014	2014
Residential mortgage loans originated
and serviced - outstanding balance	$151,486	$152,505	$147,524
Less: outstanding balance of loans sold	(151,272)	(152,505)	(147,391)
Loans held for sale, net	$214	$0	$133

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(In Thousands)
	3 Months	3 Months	Year	3 Months
	Ended	Ended	Ended	Ended
	March 31,	Dec. 31,	Dec. 31,	March 31,
	2015	2014	2014	2014
Balance, beginning of period	$7,336	$7,449	$8,663	$8,663
Charge-offs	(222)	(258)	(2,139)	(274)
Recoveries	17	22	336	265
Net charge-offs	(205)	(236)	(1,803)	(9)
Provision (credit) for loan losses	3	123	476	(311)
Balance, end of period	$7,134	$7,336	$7,336	$8,343

PAST DUE AND IMPAIRED LOANS, NONPERFORMING ASSETS
AND TROUBLED DEBT RESTRUCTURINGS (TDRs)
(In Thousands)
	March 31,	Dec 31,	March 31,
	2015	2014	2014
Impaired loans with a valuation allowance	$4,312	$3,241	$9,576
Impaired loans without a valuation allowance	8,851	9,075	5,430
Total impaired loans	$13,163	$12,316	$15,006

Total loans past due 30-89 days and still accruing	$5,722	$7,121	$7,650

Nonperforming assets:
Total nonaccrual loans	$11,944	$12,610	$14,257
Total loans past due 90 days or more and still accruing	3,086	2,843	2,160
Total nonperforming loans	15,030	15,453	16,417
Foreclosed assets held for sale (real estate)	1,583	1,189	1,321
Total nonperforming assets	$16,613	$16,642	$17,738

Loans subject to troubled debt restructurings (TDRs):
Performing	$1,872	$1,807	$3,020
Nonperforming	5,252	5,388	112
Total TDRs	$7,124	$7,195	$3,132

Total nonperforming loans as a % of loans	2.39%	2.45%	2.62%
Total nonperforming assets as a % of assets	1.33%	1.34%	1.44%
Allowance for loan losses as a % of total loans	1.14%	1.16%	1.33%
Allowance for loan losses as a % of nonperforming loans	47.47%	47.47%	50.82%

Analysis of Average Daily Balances and Rates
(Dollars in Thousands)
	3 Months		3 Months		3 Months
	Ended	Rate of	Ended	Rate of	Ended	Rate of
	3/31/2015	Return/	12/31/2014	Return/	3/31/2014	Return/
	Average	Cost of	Average	Cost of	Average	Cost of
	Balance	Funds %	Balance	Funds %	Balance	Funds %
EARNING ASSETS
Available-for-sale securities,
at amortized cost:
Taxable	$388,104	2.15%	$383,802	2.10%	$345,663	2.22%
Tax-exempt	$117,674	5.35%	121,735	5.22%	126,030	5.45%
Total available-for-sale securities	505,778	2.90%	505,537	2.85%	471,693	3.08%
Interest-bearing due from banks	26,994	0.39%	31,655	0.39%	30,099	0.40%
Loans held for sale	89	9.11%	151	7.88%	119	10.22%
Loans receivable:
Taxable	582,498	5.37%	587,675	5.40%	595,514	5.45%
Tax-exempt	41,925	5.15%	39,909	5.28%	39,662	5.82%
Total loans receivable	624,423	5.35%	627,584	5.40%	635,176	5.47%
Total Earning Assets	1,157,284	4.16%	1,164,927	4.16%	1,137,087	4.35%
Cash	16,127		16,310		16,299
Unrealized gain/loss on securities	10,626		8,222		2,752
Allowance for loan losses	(7,391)		(7,476)		(8,780)
Bank premises and equipment	16,252		16,415		17,283
Intangible Asset - Core Deposit Intangible	50		58		83
Intangible Asset - Goodwill	11,942		11,942		11,942
Other assets	37,135		38,442		42,326
Total Assets	$1,242,025		$1,248,840		$1,218,992

INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest checking	$191,705	0.12%	$190,681	0.11%	$179,617	0.12%
Money market	194,834	0.15%	198,999	0.14%	195,596	0.14%
Savings	127,853	0.10%	122,955	0.10%	118,529	0.10%
Certificates of deposit	122,007	0.71%	128,750	0.73%	134,833	0.87%
Individual Retirement Accounts	113,806	0.40%	116,672	0.40%	122,389	0.38%
Other time deposits	803	0.00%	677	0.59%	812	0.00%
Total interest-bearing deposits	751,008	0.26%	758,734	0.27%	751,776	0.30%
Borrowed funds:
Short-term	6,017	0.07%	6,886	0.12%	10,049	0.20%
Long-term	73,020	4.03%	73,092	4.03%	73,300	4.03%
Total borrowed funds	79,037	3.73%	79,978	3.69%	83,349	3.57%
Total Interest-bearing Liabilities	830,045	0.59%	838,712	0.59%	835,125	0.63%
Demand deposits	215,019		213,230		193,402
Other liabilities	8,120		9,144		8,158
Total Liabilities	1,053,184		1,061,086		1,036,685
Stockholders' equity, excluding accumulated
other comprehensive income/loss	181,944		182,336		180,440
Accumulated other comprehensive income/loss	6,897		5,418		1,867
Total Stockholders' Equity	188,841		187,754		182,307
Total Liabilities and Stockholders' Equity	$1,242,025		$1,248,840		$1,218,992
Interest Rate Spread		3.57%		3.57%		3.72%
Net Interest Income/Earning Assets		3.74%		3.73%		3.89%

Total Deposits (Interest-bearing
and Demand)	$966,027		$971,964		$945,178

(1) Changes in income on tax-exempt securities and loans are presented on a fully tax-equivalent basis, using the Corporation’s marginal federal income tax rate of 35%.

(2) Nonaccrual loans have been included with loans for the purpose of analyzing net interest earnings.

COMPARISON OF NONINTEREST INCOME
(In Thousands)	Three Months Ended
	March 31,	Dec. 31,	March 31,
	2015	2014	2014
Service charges on deposit accounts	$1,022	$1,213	$1,223
Service charges and fees	113	133	127
Trust and financial management revenue	1,114	1,165	1,047
Brokerage revenue	219	219	227
Insurance commissions, fees and premiums	40	15	32
Interchange revenue from debit card transactions	474	485	453
Net gains from sales of loans	147	211	151
(Decrease) increase in fair value of servicing rights	(117)	(62)	105
Increase in cash surrender value of life insurance	97	98	88
Other operating income	378	325	298
Total noninterest income, before realized gains
on available-for-sale securities, net	$3,487	$3,802	$3,751

COMPARISON OF NONINTEREST EXPENSE
(In Thousands)	Three Months Ended
	March 31,	Dec. 31,	March 31,
	2015	2014	2014
Salaries and wages	$3,487	$3,562	$3,565
Pensions and other employee benefits	1,385	1,206	1,319
Occupancy expense, net	722	626	715
Furniture and equipment expense	454	460	472
FDIC assessments	151	156	147
Pennsylvania shares tax	249	336	341
Professional fees	122	272	148
Automated teller machine and interchange expense	246	256	211
Software subscriptions	197	209	190
Other operating expense	1,451	1,167	1,416
Total noninterest expense	$8,464	$8,250	$8,524